Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES DIVIDEND INCREASE OF
12 PERCENT

HOUSTON, TX, June 11, 2014 - Stage Stores, Inc. (NYSE: SSI) today announced that its Board of Directors approved an increase in the Company’s quarterly dividend rate to 14.0 cents per share from the previous rate of 12.5 cents per share. The new quarterly rate will be applicable to dividends declared by the Board beginning August 21, 2014.

“We are pleased to announce an increase in our quarterly dividend,” said Michael Glazer, President and Chief Executive Officer. “This increase demonstrates our confidence in the growth of our business and financial flexibility. For the fifth consecutive year dividends have been increased, fulfilling our commitment to create shareholder value.”

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities. Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles and Stage names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company operates 852 stores in 40 states. The Company also has an eCommerce website. For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

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